                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Juniper Networks, Inc. of our report dated January 14, 2002 except for Note 13, as to which the date is February 13, 2002, included in the 2001 Annual Report to Stockholders of Juniper Networks, Inc.

Our audits also included the financial statement schedule of Juniper Networks, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following registration statements of Juniper Networks, Inc. of our report dated January 14, 2002 except for Note 13, as to which the date is February 13, 2002, with respect to the consolidated financial statements incorporated by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in the Annual Report (Form 10-K) for the year ended December 31, 2001:

                     Registration
Form Number        Statement Number         Description
-----------        ----------------         -----------
Form S-8             333-85387              Juniper  Networks,  Inc.  Amended and Restated 1996 Stock Plan;  Juniper  Networks,
                                            Inc. 1999 Employee Stock Purchase Plan

Form S-8             333-32412              Juniper  Networks,  Inc.  Amended  and  Restated  1996  Plan;  Layer  5 1999  Stock
                                            Incentive Plan

Form S-8             333-44148              Juniper Networks, Inc. 2000 Nonstatutory Stock Option Plan

Form S-8             333-52258              Micro Magic 1995 Stock Option Plan; Micro Magic 2000 Stock Option Plan

Form S-8             333-57860              Juniper Networks, Inc. Amended and Restated 1996 Stock Plan

Form S-8             333-57862              Juniper Networks, Inc. 2000 Nonstatutory Stock Option Plan

Form S-8             333-57864              Juniper Networks, Inc. 1999 Employee Stock Purchase Plan

Form S-8             333-75770              Pacific Broadband Communications, Inc. 2000 Stock Incentive Plan

Form S-3             333-44116              Equity Securities

Form S-3             333-52260              Equity Securities

Form S-3             333-75758              Equity Securities


                                        /s/ Ernst & Young LLP

Palo Alto, California
March 29, 2002